Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-269029 on Form S-1 of our report dated March 14, 2023 relating to the financial statements of Ivanhoe Electric Inc., appearing in the Annual Report on 10-K of Ivanhoe Electric Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants
Vancouver, Canada

March 20, 2023